SEC  FORM  11-K  $906  EXHIBIT  99.1

CERTIFICATION  PURSUANT  TO
18  U.S.C.  SECTION  1350,
AS  ADOPTED  PURSUANT  TO
SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002
     In connection with the Annual Report on Form 11-K of Green Mountain Power Corporation Employee Savings and Investment Plan and Trust (the "Savings Plan") for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Christopher L. Dutton, Chief Executive Officer of Green Mountain Power Corporation (the "Company"), and Robert J. Griffin, Treasurer and Controller and Principal Financial Officer of the Company, and Chairperson of the Company's Retirement Board of Directors certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Savings Plan.
     A signed original of this written statement required by Section 906 has been provided to the Company and the Savings Plan and will be retained by the Company and the Savings Plan and furnished to the Securities and Exchange
Commission  or  its  staff  upon  request.

_/s/Christopher  L.  Dutton____
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Christopher  L.  Dutton
Chief  Executive  Officer  and  President



_/s/Robert  J.  Griffin________
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Robert  J.  Griffin
Treasurer  and  Controller
(Principal  Financial  Officer)
June  27,  2003